                                                                  Exhibit 10.27


               CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
        AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT
              HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                                    AGREEMENT

         THIS Agreement is entered into as of the Effective Date, between National Semiconductor Corporation. with a principal place of business located 1090 Kifer Road, Sunnyvale, California ("NATIONAL"), and Silicon Storage Technology, Inc. located at 1171 Sonora Court, Sunnyvale, California, U.S.A. ("SST"). NATIONAL and/or SST may hereinafter be referred to as a "party" or the "parties" as the case may require.

         WHEREAS, SST has designed and developed the SST Technology; and

         WHEREAS, SST is the owner of the SST Intellectual Property Rights; and

         WHEREAS, NATIONAL desires to obtain from SST a license to use, make, sell, and distribute products containing or using SST Technology; and

         WHEREAS, SST agrees to grant to NATIONAL such a license in accordance with the terms and conditions set forth in this Agreement: and

         WHEREAS, SST desires to obtain foundry capacity for SST Products and NATIONAL desires to perform foundry services for SST.

         NOW THEREFORE, in furtherance of the foregoing premises and in consideration of the mutual covenants and obligations hereinafter set forth, the parties intending to be legally bound hereby, do agree as follows:

ARTICLE I - DEFINITIONS

1. "SST Technology" shall mean SST's flash memory technology having geometry features no smaller than 0.25um, including Flash Cell design and process, with a minimum flash memory cell size of [ * ] , memory array architecture, process design rules, testing example, circuit design examples and physical layout. SST Technology shall not include designs relating to Subsystems or Embedded Memory.

2. "Subsystem" shall mean a group of interconnected integrated circuit chips forming a subsystem that performs well-defined transfer functions with respect to interface signals (i.e. inputs and outputs) within a system.

3. "Embedded Memory" shall mean an ASIC or microcontroller type product that includes a nonvolatile electrically programmable memory cell, or an array of non-volatile electrically programmable memory cells, each capable of a single bit of storage per cell, designed or manufactured using SST Technology and embedded within other circuitry, other than circuitry whose function is required for the operation of the memory cell or array, such as row decoder, sense amplifier, charge pump or input/output buffers.

4. "Licensed Product" shall mean an Embedded Memory product, which was designed by or for NATIONAL or according to NATIONAL's customer's specification's, and which incorporates substantial elements of the SST Technology. For the avoidance of doubt, Licensed Products shall not include:

     I) memory only products, i.e. the sole purpose or function of which is for the storage and retrieval of data or information and used as standalone memory products,


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     II)  stand alone COMBO memory, i.e. flash memory combined with SRAM, DRAM,
          EEPROM or ROM,

     III) single chip mass storage products which consist substantially of flash memory with logic interface,

     IV)  an embedded flash product in which the Flash Area relative to the
          Licensed Product area [    *    ], provided however, if requested by
          NATIONAL, SST shall consider a higher percentage on a case by case basis; or

     V) any product using SST Technology, having a non-volatile cell storing more than one bit per cell. A Licensed Product shall be an Embedded Memory
product made by NATIONAL which may use [     *     ] with the exceptions noted
hereinabove. National may only present SST Technology to NATIONAL customers in the form of the Licensed Product's specifications. GDSII layout data base tapes, circuit designs, schematics and related data of SST Technology shall not be disclosed by National to Licensed Product customers.

5. "SST Product" shall mean: a standalone memory, COMBO memory, microcontroller with embedded flash, single chip mass storage product, or a logic product with embedded SST Technology designed by or for SST, which incorporates SST Technology, or a Licensed Product designed for SST by NATIONAL.

6. "Flash Cell" shall mean a nonvolatile memory cell for storage of a single bit based upon the split-gate, source side injection, SuperFlash-R-technology used in SST Technology.

7. "Flash Area" shall mean the total area of the SST Technology portion of a Licensed Product. The Flash Area shall include Flash Cell array, addressing, decoding, sensing, charge pump, and all related circuits required for the operation of the Flash Cell.

8.   "SST Intellectual Property Rights" shall mean [     *     ].









9. "Wafer Price" shall mean the foundry price of SST Products per wafer, or in the case of die pricing shall be based on the number of yielding SST Product dice multiplied by the price of each die.

10. "Proprietary Information" shall mean any information controlled by a party hereto identified as proprietary and/or confidential and disclosed to the other party according to this Agreement. Written Proprietary Information shall be clearly marked "CONFIDENTIAL" or "PROPRIETARY". Oral


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     disclosures of Proprietary Information shall be identified as Proprietary
     Information at the time of oral disclosure and confirmed in writing, or email, by the disclosing party as such within thirty (30) days of the oral disclosure. In case of disagreement, the receiving party must make a written objection thereto within thirty (30) days after receipt of the information. Proprietary Information shall not include information that:

         I) is now in or subsequently enters the public domain or otherwise becomes available to the public other than by breach of this Agreement by the receiving party;

        II) was rightfully in the receiving party's possession prior to receipt from the disclosing party, with the receiving party having the burden of proof;

       III)  is rightfully received by the receiving party from a third party;
             or

        IV) is independently developed by the receiving party without use of any proprietary information or trade secrets of the disclosing party, with the receiving party having the burden of proof.

11. "Effective Date" shall mean either the date when this Agreement is signed by both parties, or the date when NATIONAL and SST receive all necessary approvals for this Agreement from their respective governments, whichever is later.

12. "Subsidiary(ies)" shall mean any corporation, company or other entity controlled by, controlling, or under common control with, either party hereto. As used herein, the term "control" means ownership or control, direct or indirect, now or hereafter during the term of this Agreement, of more than fifty percent (50%) of the outstanding shares of interest entitled to vote for the election of directors (other than any shares or stock whose voting rights are subject to restriction) of such corporation, company or other entity. Any corporation, company or other entity which would at any time be a Subsidiary of SST or NATIONAL, as the case may be, by reason of the foregoing shall be considered a Subsidiary for the purpose of this Agreement only so long as such control exists.

13. "NATIONAL Subcontractors" are work-for-hire design service providers who are contracted with NATIONAL to design for NATIONAL Licensed Products and who are bound by a non-disclosure agreement with NATIONAL to keep SST Technology and SST Intellectual Property Rights confidential to at least the same standard of confidence SST and NATIONAL have agreed to in this Agreement. In the event NATIONAL does not enforce the non-disclosure provisions of this Agreement to SST's reasonable satisfaction, such rights to enforce the confidentiality provisions of such non-disclosure agreements are assigned to SST.

14. "NATIONAL Improvements" shall mean improvements made by NATIONAL to the Flash Cell and improvements to circuits related to such SST Technology. A circuit shall be deemed related to such SST Technology if such circuit is specific to such Flash Cell and would not function properly if such Flash Cell were replaced with another memory cell not utilizing the SST Technology. Improvements shall also include incremental improvements to the Flash Cell or circuit designs included within the SST Technology and provided in the deliverables or any SST confidential documents passed on to



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

     NATIONAL during the term of this Agreement. An improvement shall be deemed incremental if it is based on the same underlying operating principle with modification. If SST and NATIONAL disagree as whether an improvement made by NATIONAL is a NATIONAL Improvement, the parties will in good faith negotiate with each other to reach agreement as to the status of such improvement.

15. "SST Improvements" shall mean improvements made by SST to the Flash Cell and improvements to circuits related to such SST Technology. A circuit shall be deemed related to such SST Technology if such circuit is specific to such Flash Cell and would not function properly if such Flash Cell were replaced with another memory cell not utilizing the SST Technology. An improvement shall be deemed incremental if it is based on the same underlying operating principle with modification. If SST and NATIONAL disagree as whether an improvement made by SST is a SST Improvement, the parties will in good faith negotiate with each other to reach agreement as to the status of such improvement.

16. "Joint Invention" shall mean any idea, design, concept, technique, discovery, or improvement, whether or not patentable, made jointly by one or more employees of NATIONAL with one or more employees of SST, during the term or renewed term of this Agreement and in the performance hereunder, provided that either the conception or actual reduction to practice occurs during the term or renewed term of this Agreement and in the performance hereunder.

17. "Sole Invention" shall mean any idea, design, concept, technique, discovery, or improvement, whether or not patentable, made by one or more employees of NATIONAL, or made by one or more employees of SST, without contribution from the other, during the term of this Agreement in the performance hereunder, provided that either the conception or actual reduction to practice occurs during the term of this Agreement and in the performance hereunder.

18. "Qualified" and "Qualification" shall mean NATIONAL produced SST Products that meet a mutually agreed upon criteria, which shall include acceptable yield, reliability, and other test performances. NATIONAL shall conduct such tests and notify SST of such milestone.

ARTICLE II - GRANT

19. Subject to the terms and conditions of this Agreement, , SST grants NATIONAL and NATIONAL's Subsidiaries under SST Intellectual Property Rights, a world wide, non-exclusive, personal, non-transferable, royalty bearing license and right (without the right to sublicense): to design (for itself or for its customers), and have designed by NATIONAL Subcontractors, Licensed Products, to manufacture at NATIONAL owned wafer manufacturing plants such Licensed Products, and to sell the manufactured Licensed Products. Use of the license granted herein, shall not constitute a right to sublicense the technology to any third party for manufacturing Licensed Products or any other products using SST Technology. Notwithstanding the foregoing, NATIONAL shall have the right to have Licensed Products made at TSMC (Taiwan Semiconductor Manufacturing Corporation) foundry plants so long as TSMC is licensed under SST Technology. Use of the license granted herein, shall not constitute a right



                                   -4 of 18-
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     to incorporate SST's original product designs, design data bases or substantially similar circuit designs into Licensed Products without prior written consent from SST.

20. In consideration of the license set forth in Paragraph 19, NATIONAL shall pay royalties to SST as described in Article III. In further consideration of the licenses granted herein, NATIONAL agrees to provide foundry services to SST as set forth in Article III.

21.  [      *      ]

22.  [      *      ]




23. The SST Technology covered in the Agreement is restricted to a 0.25um generation . The term of this Agreement is perpetual unless otherwise terminated by the provisions of Article VI, and so long as the commercialization targets for Licensed Products are met by NATIONAL, which targets are based on a reasonable number of wafers produced by NATIONAL for Licensed Products.

24. Subject to the terms and conditions of this Agreement, SST grants NATIONAL and NATIONAL's Subsidiaries under SST Improvements, a world wide, non-exclusive, personal, non-transferable license and right (without the right to sublicense): to design (for itself or for its customers), and have designed by NATIONAL Subcontractors, Licensed Products, to manufacture at NATIONAL owned wafer manufacturing plants such designed Licensed Products, and to sell the manufactured Licensed Products without additional royalty.

25. In consideration of SST's grants of the licenses set forth in Paragraphs 19 and 24, NATIONAL grants to SST and its Subsidiaries under NATIONAL Improvements, a world wide, non-exclusive, free, perpetual and non-terminable (except for termination based upon breach of this Agreement by SST) and unrestricted license with the right to sublicense such NATIONAL Improvements.

26. Both parties agree that the objective of establishing SST Technology for 0.25um geometry is to yield similar design rules and device specifications allowing SST to keep the same design (GDSII data base) for SST Products and to allow such products to be manufactured at both NATIONAL and at SST's other foundry, TSMC. If any incompatibility should develop in National's manufacturing process that causes SST's original working design to require modifications, NATIONAL and SST shall use commercially reasonable efforts, at no additional cost to SST, to make necessary process changes so that the same design manufacturable at TSMC can be manufactured at NATIONAL's South Portland facility. In the event such modifications cannot be done to the parties' mutual satisfaction, either party may terminate


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     this Agreement upon thirty (30) days' prior written notice to the other party, without liability to the other party.

27. SST shall provide NATIONAL with the deliverables (the "Deliverables") and technical assistance specified in Exhibit "A".

28. NATIONAL agrees that so long as this Agreement is in effect, the SST Technology shall be the sole technology it uses for 0.25um non-volatile memory foundry, flash embedded and Licensed Products in NATIONAL facilities. In the event NATIONAL develops alternative third party flash technology, SST reserves the right to terminate this Agreement. NATIONAL shall inform SST of such development no later than beginning such a development project.

ARTICLE III - ROYALTY

[      *      ]




























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























[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

ARTICLE IV - INTELLECTUAL PROPERTY RIGHTS

34. Title to all intellectual property rights relating to SST Improvements under this Agreement shall be owned by SST, and all expenses incurred in obtaining and maintaining such rights shall be borne by SST. In case SST elects not to seek or maintain legal protection for any such invention or improvement in any particular country or territory, upon SST's written approval, NATIONAL shall have the right to seek protection at its sole expense and for its sole benefit and shall have full control over the prosecution and maintenance thereof, provided that NATIONAL shall grant to SST a royalty free, non-exclusive, perpetual and non-terminable license to use and to sublicense such invention(s) or improvement(s).

35. Title to all intellectual property rights relating to NATIONAL Improvements under this Agreement shall be owned by NATIONAL, and all expenses incurred in obtaining and maintaining such rights shall be borne by NATIONAL. In case NATIONAL elects not to seek or maintain legal protection for any such invention or improvement in any particular country or territory, upon NATIONAL's written approval, SST shall have the right to seek protection at its sole expense and for its sole benefit and shall have full control over the prosecution and maintenance thereof, provided that SST shall grant to NATIONAL a royalty free, non-exclusive, perpetual and non-terminable license to use and to sublicense such invention(s) or improvement(s).

36. Each party shall have and retain the sole and exclusive ownership of their respective Sole Inventions.

37. Joint Inventions shall be jointly owned; title to all patents issued thereon shall be joint; all expenses incurred in obtaining and maintaining such patents, except as provided herein, shall be jointly shared, and each party shall have the unrestricted right to license third parties thereunder without accounting. In the event that one party elects not to seek patent protection for any Joint Invention in any particular country or not to share equally in the expense thereof with the other party, the other party shall have the right to


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     seek or maintain such protection at its own expense in such a country and shall have full control over the prosecution and maintenance thereof even though title to any patent issuing therefrom shall be jointly owned. Neither party shall be entitled to reimbursement from the other party for expenses incurred more than one (1) year from the date the expense was incurred.

38. Each party shall give the other party all reasonable assistance in obtaining patent protection and in preparing and prosecuting any patent application filed by the other party, and shall cause to be executed assignments and all other instruments and documents as the other party may consider necessary or appropriate to carry out the intent of this Paragraph 38.

ARTICLE V - WARRANTY/INDEMNIFICATION

39. SST warrants and represents that it has the right and authority to convey and grant the licenses to National as set forth herein.

40. SST represents that the SST Technology including the deliverables provided hereunder to NATIONAL is, and shall be kept accurate, updated technology available to SST.

41. NATIONAL warrants and represents that it has the right and authority to enter into this Agreement and uphold its obligations as set forth herein.

42. NATIONAL represents that it owns or has proper licenses to all intellectual property needed to act as a foundry supplier to SST hereunder.

43. SST represents that to the best of its knowledge, except as described in Exhibit "C" there are no actions for infringement against SST or, to SST's knowledge, its licensees or their Subsidiaries, with respect to items it or any of them makes or sells embodying SST Intellectual Property Rights anywhere in the world.

44. SST agrees to indemnify, hold harmless and defend NATIONAL from and against any and all equitable ACTIONS, damages, costs and expenses incurred by NATIONAL in connection with a claim that alleges that the Flash Cell portion of the SST Technology infringes any intellectual property right of a third party , provided SST has been given prompt notification and reasonable assistance from NATIONAL (at SST's expense up to the limit set forth in Paragraph 47 hereof), and SST has sole control over legal action. If it is determined by final adjudication, without further right of appeal that the Flash Cell portion of the SST Technology, infringes third party intellectual property rights under the laws of the United States or any copyright, trade secret right of the United States or any other jurisdiction, SST may, at its sole option and expense (up to the limit set forth in Paragraph 47 hereof), procure for NATIONAL the right of continued use of the SST Technology as provided hereunder, or modify the allegedly infringing item such that it is no longer infringing, or replace the allegedly infringing item, within sixty (60) days after adjudication.

45. NATIONAL agrees to indemnify, hold harmless and defend SST from and against any and all equitable actions, damages, costs and expenses incurred by SST in connection with a claim that alleges the design of a Licensed Product, the manufacturing of a Licensed Product, and/or the sale of a Licensed Product and the use thereof by a customer of NATIONAL, or the manufacturing of an SST Product by


                                   -9 of 18-

     NATIONAL infringes the intellectual property rights of any third party, provided NATIONAL has been given prompt notification and reasonable assistance from SST (at NATIONAL's expense up to the limit set forth in Paragraph 47 hereof), and NATIONAL has sole control over the legal action. This indemnity shall not apply to the extent any claim of infringement arises out of the Flash Cell portion of the SST Technology and/or NATIONAL's compliance with SST's specifications. If it is determined by final adjudication, without further right of appeal that the manufacturing of the SST Product by NATIONAL infringes third party intellectual property rights under the laws of the United States or any copyright, trade secret right of the United States or any other jurisdiction, NATIONAL may, at its sole option and expense (up to the limit set forth in Paragraph 46 hereof), procure the right to manufacture the SST Product, or modify the allegedly infringing manufacturing process or method such that it is no longer infringing, or replace the allegedly infringing manufacturing process or method, within sixty (60) days after adjudication.

46. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

47.  In no event shall either party be liable to the other for damages, in the
     aggregate, greater than [     *     ].

ARTICLE VI - TERM AND TERMINATION

48. This Agreement shall remain in full force and effect unless terminated as provided elsewhere herein. Upon termination, all tangible Proprietary Information and all documents and things, including all deliverables, transferred pursuant to this Agreement shall be returned or destroyed according to the instruction of the disclosing party.

49. This Agreement may be terminated by either party if the other party: (1) breaches any material provision of this Agreement and does not cure or remedy such breach within thirty (30) days after receipt of the notice of breach from the other party; (2) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors if such petition or proceeding is not dismissed with prejudice within sixty (60) days after filing. Termination of this Agreement shall be effective immediately after issuance of a written notice of termination to the other party by the non-defaulting party.

50. Should SST terminate this Agreement in accordance with Paragraph 48 NATIONAL shall cease and desist all use of the licenses granted herein, except for the performance of its obligations to customers, which are incurred before termination of this Agreement; provided, however, in the event the termination was for non-payment, NATIONAL can satisfy its obligation to its customers only after making payments to SST's reasonable satisfaction. The obligation and duties of both parties under this Agreement for existing products at the time of termination shall survive the termination of this Agreement. Should NATIONAL terminate this Agreement in accordance with Paragraph 49


[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     NATIONAL shall have the right to maintain the rights and licenses provided for herein, provided it continues to make the royalty payments provided for herein.

51. Upon the breach by either party to this Agreement of any provision of this Agreement, the non-breaching party shall have the right to pursue all available remedies at law or in equity.

52. The termination of the licenses granted under this Agreement, shall not release one party from any of its obligations or liabilities here or before incurred, or rescind or give any rights to rescind, anything done or any payment made or other consideration given theretofore to the other party under this Agreement, provided that NATIONAL will have such rights, under such licenses, after any such termination or expiration, as are necessary for NATIONAL to (a) supply replacement products for any defective Licensed Product units sold by NATIONAL on or prior to the date of such termination or expiration, and (b) supply Licensed Products under, and pursuant to the terms of, commitments of NATIONAL to third parties, for a period of one year thereafter, and (c) dispose of inventory of Licensed Products under NATIONAL's control as of the date of such termination or expiration. In no event shall NATIONAL have the right to commit to supply Licensed Products for new product designs. For the purpose of sub-paragraph(c) herein, "new product designs" do not include products which have been taped out, masking plates have been made, and such proof of existence is provided by NATIONAL to SST no later than thirty (30) days after termination of the Licenses. NATIONAL will provide SST a statement of inventory at this point in time, as well as an estimate of time required to dispose of said inventory. NATIONAL shall pay to SST the amount of royalty based upon the inventory. NATIONAL will fulfill all royalty obligations for material described in
     (a), (b) and (c). No failure or delay on the part of the non-breaching party in exercising its right to terminate for any one or more default shall be construed to prejudice its rights of termination for such or for any other or subsequent default.

53. The provisions of Articles IV, V, and VIII and Paragraphs, 50, 52, 58, 66 of this Agreement shall survive any termination of this Agreement for any reason.

54. All terms and conditions of this Agreement are considered strictly confidential and shall not be disclosed by either party, in whole or in part, directly or indirectly, unless required by rule of law or agreed to in writing by the other party.

ARTICLE VII - MISCELLANEOUS

55. NATIONAL and SST shall schedule management review meetings twice a year to access the progress of the relationship, deal with any unresolved problems, and develop strategic plans for continued joint effort. Specific areas of discussion are to include 1) process changes and Improvements; 2) Flash Cell technology roadmap planning; 3) wafer pricing and capacity planning;
     4) other topics as required and proposed by either party toward the continued achievement of the business objectives represented by this Agreement.

56. NATIONAL shall put a label or writing which reads "This product incorporates SuperFlash-R- technology licensed from Silicon Storage Technology, Inc. (SST)." for all Licensed Products sold by NATIONAL,


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     having font, size and layout solely determined by NATIONAL, but which shall be readable with a naked eye of a typical person, at a prominent location on the data sheet, product brochure and promotion material of all Licensed Products.

57. Neither party shall be responsible for any failure to perform under this Agreement if such failure is caused by unforeseen circumstances or due to causes beyond its control, including but not limited to acts of God, riot, labor stoppages, acts of civil and military authorities, fire, floods or accidents.

58. This Agreement shall be governed by and construed in accordance with the laws of the state of California, without giving effect to its conflicts of law provisions. Any litigation arising out of this Agreement shall be brought within the state or federal courts located in Santa Clara County, California.

59. NO MODIFICATION, ALTERATION OR AMENDMENT OF THIS AGREEMENT SHALL BE EFFECTIVE UNLESS IN WRITING AND DULY SIGNED BY BOTH PARTIES. THE TERMS AND CONDITIONS OF THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT AND UNDERSTANDING OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND SUPERSEDE ALL PREVIOUS COMMUNICATION, AGREEMENT, UNDERSTANDING, WHETHER ORAL OR WRITTEN, BETWEEN THE PARTIES REGARDING THE SAME.

60. No waiver of any breach or failure by either party to enforce any provision of this Agreement shall be deemed a waiver of any other or subsequent breach, or a waiver of future enforcement of that or any other provision.

61. Neither party can assign this Agreement without the prior written consent of the other party.

62. This Agreement shall not be construed as creating a partnership between the parties hereto or to create any other form of legal association which would impose liability upon one party for the act or failure to act of the other party.

63. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or nor or hereafter existing at law or in equity or by statue or otherwise. The election of one or more remedies by either party shall not constitute a waiver of the right to pursue other available remedies.

64. If any clause or provision of this Agreement is declared illegal, invalid or unenforceable under present or future laws effective during the term hereof, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected hereby and shall remain in force and effect.

65. The parties understand and acknowledge that the unauthorized disclosure or use of confidential or proprietary information under this Agreement may cause the other irreparable harm and damage, which may not be recovered by law, and each agrees that the other's remedies for such breach hereof may be in equity by way of injunctive relief, as well as for damages and any other relief available to the non-breaching party, whether in law or in equity.


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66.  Each party agrees to comply with all laws relating to export control with regard to all goods and information transferred by one party to the other hereunder, including but not limited to the information transferred pursuant to Exhibit "A" hereof, and agrees to hold the other party harmless and indemnify it from any breach thereof.

67. Any notice between the parities shall be made, by fax or mail, to the corespondent as follows:

to NATIONAL:

                  National Semiconductor Corporation
                  Attn:  General Counsel
                  2900 Semiconductor Drive
                  P.O. Box 58090
                  Mail Stop 16-135
                  Santa Clara, CA  95052-8090
                  Fax:  408733-0293

to SST
                  Director of technology licensing and business development Address 1171 Sonora Court, Sunnyvale, California 94086
                  tel:              (408) 523-7748
                  fax:              (408) 720-0840

ARTICLE VIII - PROPRIETARY INFORMATION

68. Except as NATIONAL exercises its licenses and rights hereunder, both parties agree to maintain Proprietary Information in confidence, not to make use thereof other than for the performance of this Agreement, to release it only to employees, subcontractors (to include National Subcontractors) or NATIONAL customers who have a reasonable need to know the same, and not to release or disclose it to any third party, without the prior written consent of the disclosing party.

69. All Proprietary Information and any copies thereof shall remain the property of the disclosing party. Upon expiration or termination of this Agreement, the receiving party shall return or destroy the original and all copies of tangible Proprietary Information at the direction of the disclosing party.

70. The provisions of Article VIII, herein, shall survive any termination of this Agreement and continue for a period of five (5) years from the time of its initial disclosure.


                                   -13 of 18-

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of the date and year hereinbelow written.
Signed:
National Semiconductor Corporation  CK      Silicon Storage Technology, Inc.

By     /s/ Brian L. Halla                   By     /s/ Bing Yeh
       -----------------------                     --------------------
Title  President & CEO                      Title  President & CEO
       -----------------------                     --------------------
Date  April 11, 2000                        Date   April 11, 2000
      ------------------------                     --------------------


                                   -14 of 18-

Exhibit "A"
Deliverables:
[     *     ]





[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   -15 of 18-

Exhibit "B"
[     *     ]





[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   -16 of 18-

Exhibit "C"




                                 [     *     ]




[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                   -17 of 18-

                                 [     *     ]









[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.



                                   -18 of 18-